UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

ODYSSEY PICTURES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-18954	95-4269048
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2321 Coit Road, Suite E, Plano, Texas 75075

(Address of Principal Executive Offices) (Zip Code)

(972) 867-0055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	On February 19, 2014, the Company Board of Directors, acting through the Chief Executive Officer, John Foster, accepted the resignation of Mr. Patrick Rodgers, CPA from his engagement to be the independent certifying accountant for the Company.

(b)	On February 19, 2014, the Company engaged Mr. Terry L. Johnson, CPA, to act as the Company’s independent registered public accountant beginning immediately and, specifically, to complete the year-end audit for fiscal year 2012 and 2013. Neither the Company nor anyone acting on the Company’s behalf hired Mr. Terry L. Johnson, CPA in any capacity, nor consulted with him as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K during the two most recent fiscal years and subsequent interim period through February 19, 2014.

(c)	The engagement of a new accountant, and the acceptance of the resignation of the prior accountant was done by the Chief Executive Officer and Chairman of the Board of the Company, Mr. John Foster, with the knowledge and approval of the other members of the Board of Directors. The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d)	Since his engagement and to the date of his resignation, there have not been, nor are there now, any disagreements between the Company and Mr. Patrick Rodgers, P.C. with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any reportable events‚ as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required nor has his report on the financial statements for either of the past two years contained an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Mr. Rodgers’ audit reports on our financial statements for either of the past two years did not contain an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(e)	The Company’s prior certifying accountant, Mr. Patrick Rodgers CPA. and the newly engaged certifying accountant, Mr. Terry L. Johnson, CPA have each reviewed this disclosure and consented as set forth in exhibit EX-16.5 submitted herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2014

Odyssey Pictures Corporation

By: John Foster, President and CEO